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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 June 23, 2004
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                          Bongiovi Entertainment, Inc.
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               Exact name of Registrant as Specified in its Charter

         Nevada                 033-22264-FW               33-0840184
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State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

           39 Hansen Farm Road, North Haven, Connecticut 06473
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           Address of Principal Executive Offices, Including Zip Code

                                (203) 239-9734
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               Registrant's Telephone Number, Including Area Code

                  649 SW Whitmore Drive, Port Saint Lucie, Florida 34984
          -------------------------------------------------------------
           Former Name or Former Address, if Changed Since Last Report





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ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

         On June 23, 2004 the holder of the promissory note in the principal amount of $600,000 (the "Note"), Sarmatan Developments, Ltd, elected to convert all principal and accrued interest and penalties into common shares of Bongiovi Entertainment, Inc. (the "Company"). The total conversion amount, including accrued interest and penalties, was $1,709,157.35. The Company defaulted on the payment of the Note at the maturity date on April 30, 2003. The conversion price was 70% of the average closing bid price for the ten (10) lowest of the thirty
(30) trading days immediately preceding the conversion date. The average closing price was $.025 of which 70% was $.0175. The conversion of the Note would have resulted in the issuance of more than 96 million shares required to be issued which would then exceed the 100 million authorized by the Company's Articles of Incorporation, so Sarmatan Developments, Ltd. agreed to accept 96 million shares and forego the remaining amount due. Sarmatan Developments, Ltd. holds in excess of 96% of the Company's common stock. There were 4 million shares outstanding just prior to the conversion of the Note, and 100 million shares of common stock outstanding after the conversion of the Note.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) EXHIBITS.

          Exhibit 10.1   Promissory Note.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    BONGIOVI ENTERTAINMENT, INC.

Dated: July 8, 2004                By: /s/ Larry Shatsoff
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                                        Larry Shatsoff, President